UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2014

LITHIA MOTORS, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	001-14733	93-0572810
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

150 N. Bartlett St
Medford, OR 97501
(Address of principal executive offices)

(541) 776-6401

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefits Plans.

On August 26, 2014, Lithia Motors, Inc., an Oregon corporation (the “Company”), sent a notice to its directors and executive officers under Rule 104 of Regulation BTR informing them that the Company has imposed a blackout period (the “Blackout Period”) in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission regulations. The Company imposed the Blackout Period in connection with the Company’s termination of the current trustee of the Lithia Motors, Inc. Salary Reduction Profit Sharing Plan (the “Plan”), ADP Retirement Services/DWS Trust Company, and the appointment of a new trustee of the Plan, Bank of America, N.A., each effective September 1, 2014. While the Blackout Period is in effect, the Company’s directors and executive officers are not permitted, directly or indirectly, to purchase, sell or otherwise acquire or transfer any of the Company’s Class A Common Stock or Class B Common Stock, other than an exempt security (as defined in Regulation BTR), if such director or executive officer acquires or previously acquired shares of such stock in connection with his or her service or employment as a director or executive officer of the Company. The Blackout Period begins on August 26, 2014 and is expected to end on September 22, 2014.

The Company designated Larissa McAlister, AVP Financial Planning, to respond to inquiries about the blackout period. Ms. McAlister’s address is 150 N. Bartlett St., Medford, OR 97501, and her phone number is (541) 776-6401.

The Company received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on August 26, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.

Dated: August 26, 2014

	By:	/s/ Christopher S. Holzshu
Christopher S. Holzshu
SVP, CFO and Secretary